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                                                                  EXHIBIT 2







                            JOINT FILING AGREEMENT


               Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D.

               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

   Dated:      February 29, 1996

                                       NEWHOUSE BROADCASTING
                                        CORPORATION


                                       By: /s/ Robert J. Miron
                                           Name: Robert J. Miron
                                           Title: Vice President



                                       EMI COMMUNICATIONS CORP.


                                       By: /s/ Robert J. Miron
                                           Name: Robert J. Miron
                                           Title: Vice President



                                       /s/ Donald E. Newhouse
                                       Donald E. Newhouse



                                       /s/ S. I. Newhouse, Jr.
                                       S. I. Newhouse, Jr.